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FORETHOUGHT(R)

                       FORETHOUGHT LIFE INSURANCE COMPANY
                              [300 N. Meridian St.
                                   Suite 1800
                            Indianapolis, IN 46204]

               ENHANCED RETURN OF PREMIUM DEATH BENEFIT RIDER II

This rider is issued as part of the Contract to which it is attached, and is effective on the Rider Effective Date. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the Contract and the guaranteed lifetime withdrawal benefit rider, if attached to Your Contract.

THIS RIDER PROVIDES A GUARANTEED MINIMUM DEATH BENEFIT (DB) THAT REPLACES THE
STANDARD DEATH BENEFIT PROVIDED IN THE CONTRACT. THE DETERMINATION OF THE DB AND
HOW IT CAN CHANGE ARE DESCRIBED IN THIS RIDER. THE DEATH BENEFIT CANNOT BE
WITHDRAWN IN A LUMP SUM PRIOR TO THE OWNER'S DEATH.

IN ACCORDANCE WITH THE REPORTS TO THE OWNER SECTION OF YOUR CONTRACT, WE WILL
PROVIDE YOU WITH A STATEMENT, NO LESS FREQUENTLY THAN ANNUALLY, THAT STATES YOUR
THEN CURRENT DB.

THIS RIDER IS SUBJECT TO INVESTMENT RESTRICTIONS, WHICH ARE DESCRIBED IN THE
INVESTMENT RESTRICTIONS SECTION OF THIS RIDER.

THE GUARANTEED MINIMUM DEATH BENEFIT WILL TERMINATE UPON ASSIGNMENT OR CHANGE IN
OWNERSHIP OF THE CONTRACT UNLESS THE NEW ASSIGNEE OR NEW OWNER MEETS
QUALIFICATIONS SPECIFIED IN THE OWNERSHIP CHANGE AND REVOCATION/TERMINATION OF
THE DEATH BENEFITS SECTIONS OF THIS RIDER.

This rider will terminate when the Contract terminates, and in other situations described in the Revocation/Termination of the Death Benefit section of this rider.

RIDER SPECIFICATIONS

Rider Effective Date: [              ]

Fee Increase Revocation Date: The [1st] anniversary of the Rider Effective Date.

Initial Rider Charge: [0.85%] This fee is charged on a quarterly basis and can change on any future Contract Anniversary, subject to a Maximum Rider Charge of:
[1.50%].

Maximum Rider Issue Age: [70]

Minimum Withdrawal Age: [59 1/2]

Premium Payment: Our approval is required for Premium Payments made after [1st]
Contract Anniversary following the Rider Effective Date.

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                               TABLE OF CONTENTS

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
                                                                          PAGE
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ALLOWABLE WITHDRAWALS                                                          4
CALCULATIONS WHEN A PARTIAL WITHDRAWAL IS MADE                                 4
DEFINITIONS                                                                    3
ENHANCED RETURN OF PREMIUM STEP-UP                                             4
INVESTMENT RESTRICTIONS                                                        5
ISSUANCE RULES                                                                 7
MINIMUM AMOUNT RULE                                                            6
OWNERSHIP CHANGE                                                               5
REVOCATION/TERMINATION OF THE DEATH BENEFIT                                    6
RIDER CHARGE                                                                   7
RIDER SPECIFICATIONS                                                           2
SPOUSAL CONTINUATION                                                           5

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DEFINITIONS

Initial capitalized terms used that are not defined in this rider shall have the same meaning as those in Your Contract.

ALLOWABLE WITHDRAWAL -- An amount allowed to be withdrawn without impacting the Enhanced Return of Premium and the related Premium Base. Partial Withdrawals prior to the Minimum Withdrawal Age will not be considered an Allowable Withdrawal.

BASE RETURN OF PREMIUM -- If the Rider Effective Date is on the Issue Date of the Contract, this amount equals the Premium Payment, adjusted for Partial Withdrawals. If the Rider Effective Date is after the Issue Date of the Contract, this amount equals Your Contract Value on the effective date, plus subsequent Premium Payments, adjusted for Partial Withdrawals.

ENHANCED RETURN OF PREMIUM -- If the Rider Effective Date is on the Issue Date of the Contract, this amount equals the Premium Payment, adjusted for Partial Withdrawals in excess of Allowable Withdrawals. If the Rider Effective Date is after the Issue Date of the Contract, this amount equals Your Contract Value on the Rider Effective Date, plus subsequent Premium Payments, adjusted for Partial Withdrawals in excess of Allowable Withdrawals.

LIFETIME ANNUAL PAYMENT -- An amount available on a Contract Year basis as described in the guaranteed lifetime withdrawal benefit rider if attached to the Contract.

MAXIMUM RIDER ISSUE AGE -- The oldest age that the oldest owner may be on the Rider Effective Date. The Maximum Rider Issue Age is stated on the Rider Specifications Page.

MINIMUM WITHDRAWAL AGE -- The minimum age the youngest Owner, or in the case of a non-natural Owner, the Annuitant may be on the date of a Partial Withdrawal for the Partial Withdrawal to be considered an Allowable Withdrawal.

PREMIUM BASE -- A basis for determining the Allowable Withdrawal. If the Rider Effective Date is on the Issue Date of the Contract, this amount equals the Premium Payment, adjusted for Partial Withdrawals in excess of Allowable Withdrawals. If the Rider Effective Date is after the Issue Date of the Contract, this amount equals Your Contract Value on the effective date, plus subsequent Premium Payments, adjusted for Partial Withdrawals in excess of Allowable Withdrawals.

PREMIUM PAYMENT -- The total amount of the initial and subsequent Premium Payments deposited into the Sub-Account(s) and Fixed Accounts, if applicable. Our approval is required for any subsequent Premium Payment received after the date indicated on the Rider Specifications Page. Subsequent Premium Payments will be allocated to Accounts in accordance with Your most recent instructions to Us.

RIDER EFFECTIVE DATE -- The later of the Issue Date of the Contract or the date that this rider becomes part of Your Contract.

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The following replaces the "DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE"
section of Your Contract:

The DB before the Annuity Commencement Date and upon Our receipt of Due Proof of Death of the Owner is equal to the greatest of the amounts determined in a), b), or c) below:

       a)  Enhanced Return of Premium, or

       b)  Base Return of Premium, or

       c)  The Contract Value.

ENHANCED RETURN OF PREMIUM STEP-UP

Upon the first Partial Withdrawal, the Enhanced Return of Premium will equal the greater of the Enhanced Return of Premium or Contract Value immediately prior to the Partial Withdrawal. A step-up will apply only once during the term of the Contract.

ALLOWABLE WITHDRAWALS

The following are considered Allowable Withdrawals if a guaranteed lifetime withdrawal benefit rider is attached to Your Contract: All Partial Withdrawals which, on a cumulative basis with all other Partial Withdrawals in a given Contract Year, are equal to or less than the greater of:

       (a)  Your Lifetime Annual Payment; or

       (b) Your Required Minimum Distribution for either one of the calendar years in which the Contract Year occurs.

The following are considered Allowable Withdrawals if a guaranteed lifetime withdrawal benefit rider is not attached to Your Contract: All Partial Withdrawals after the Minimum Withdrawal Age which, on a cumulative basis with all other Partial Withdrawals in a given Contract Year, are equal to or less than the greater of:

       (a)  5% of Your Premium Base; or

       (b) Your Required Minimum Distribution for either one of the calendar years in which the Contract Year occurs.

CALCULATIONS WHEN A PARTIAL WITHDRAWAL IS MADE

All Partial Withdrawals will be taken pro rata from Your Accounts.

BASE RETURN OF PREMIUM:

For Partial Withdrawals which are Allowable Withdrawals, Your Base Return of Premium will be reduced on a dollar for dollar basis. For a Partial Withdrawal in excess of an Allowable Withdrawal, Your Base Return of Premium will be reduced by multiplying Your Base Return of Premium by the following Factor:

Factor = (A/B) where:

       A   =   The Contract Value immediately after the Partial Withdrawal;
               and

       B   =   Contract Value immediately prior to the Partial Withdrawal less the Allowable Withdrawal.

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ENHANCED RETURN OF PREMIUM AND PREMIUM BASE:

Partial Withdrawals which are Allowable Withdrawals do not reduce Your Enhanced Return of Premium or Your Premium Base. A Partial Withdrawal in excess of an Allowable Withdrawal will reduce Your Enhanced Return of Premium and Your Premium Base by multiplying each by the following factor:

Factor = (A/B) where:

       A   =   The Contract Value immediately after the Partial Withdrawal;
               and

       B   =   Contract Value immediately prior to the Partial Withdrawal less the Allowable Withdrawal.

SPOUSAL CONTINUATION

This rider terminates upon the death of the Owner. If the spouse continues the Contract under the "Spouse Beneficiary" provision of the Contract, if eligible, We will increase the Contract Value to the DB value as of the Valuation Day We receive Due Proof of Death according to the future contribution allocation then in effect. The surviving spouse becomes the new Owner on the effective Valuation Day of the Spousal Continuation. This right may be exercised only once during the term of the Contract. The surviving spouse may re-elect this rider, subject to the election rules that are then in place.

OWNERSHIP CHANGE

Any ownership change will result in the termination of this rider, except if after such ownership change the original Owner continues to be the beneficial owner. The Rider Charge will be assessed on the termination date, and will no longer be assessed thereafter.

INVESTMENT RESTRICTIONS

You must continuously comply with the following investment restrictions (Investment Restrictions) in order to receive rider benefits.

1. Unless We agree otherwise, You must invest, reinvest and rebalance Your Contract Value (including future investments) within an approved asset allocation model(s), investment program(s), Sub-Account(s), and other investment program(s) approved and designated by Us that correspond with the rider version chosen on the Rider Effective Date, as the same may be amended, replaced or substituted from time to time by Us in our sole discretion.

2. We reserve the right to add, replace or substitute approved asset allocation model(s), investment program(s), Sub-Account(s), and other investment program(s). We reserve the right to remove, close or restrict any approved asset allocation model(s), investment program(s), Sub-Account(s), or investment program(s) to new or subsequent investments. We will notify You in writing of any such changes.

3. Any failure or refusal to promptly invest, maintain, reallocate and/or reinvest Your Contract Value within an approved asset allocation model(s), investment program(s), Sub-Account(s), and other investment program(s), as the same may be amended, replaced or substituted from time to time, shall be deemed to be a violation of these Investment Restrictions unless waived by Us in our sole discretion. For the purposes of the foregoing, "promptly" shall mean 5 business days after posting notice of a directive to invest, maintain, reallocate and/or Contract Value as aforesaid.

4. Any and all Sub-Account transfers required to ensure Your compliance with these Investment Restrictions shall not be used in determining the number of permissible transfers allowed during that Contract Year.

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5.   If You violate any of the terms of these Investment Restrictions, including a refusal to reallocate Your investments as set forth above, will result in a termination of this Rider. We will assess a pro-rated share of the Rider Charge and will no longer assess a Rider Charge thereafter.

6. By electing the rider, You hereby irrevocably agree and consent to Our sharing with Our affiliates and designees personal data regarding Your elections hereunder, including, but not limited to, Your Contract Value, asset allocation model, investment program, Partial Withdrawals, and lapsation data. You direct Us to share any such data to the extent that We believe necessary or desirable for Us to do so in order for Us or an affiliate or designee of Ours to properly to manage any of our guarantee obligations or any Sub-Account available hereunder.

REVOCATION/TERMINATION OF THE DEATH BENEFIT

You may only revoke this rider if: (i) The Company sponsors a conversion program on a non-discriminatory basis and you elect to participate in that program; or
(ii) on or after the Fee Increase Revocation Date specified on the Rider Specifications Page, provided that the Rider Charge at the time of revocation is greater than the Rider Charge on the Rider Effective Date. If you revoke this rider, it cannot be re-elected by you and you cannot elect any other optional Death Benefit.

We may terminate this rider as provided under the following provisions of this rider: Spousal Continuation; Ownership Change; and Investment Restrictions. If We terminate this rider, it cannot be re-elected by You and You cannot elect any other optional Death Benefit, unless we sponsor a conversion program. This rider will also terminate on the Annuity Commencement Date.

The benefits under this rider cannot be directly or indirectly assigned, collateralized, pledged or securitized in any way. Any such actions will terminate this rider.

On the date this rider is terminated, a prorated share of the Rider Charge will be assessed, and will no longer be assessed thereafter.

MINIMUM AMOUNT RULE

The Minimum Amount Rule if a guaranteed lifetime withdrawal benefit rider is currently in effect and attached to Your Contract is as follows:

Prior to the Annuity Commencement Date, the Enhanced Return of Premium value will equal zero if:

       (A) on any Contract Anniversary Your Contract Value, due to investment performance or fees, is reduced below an amount equal to the greater of either (i) the Minimum Contract Value stated under Your Contract or (ii) one of Your Lifetime Annual Payments; or

       (B) on any Valuation Day, as a result of a Partial Withdrawal, Your Contract Value is reduced below an amount equal to the greater of (x) the Minimum Contract Value stated under Your Contract or (y) one of Your Lifetime Annual Payments.

The Minimum Amount Rule if a guaranteed lifetime withdrawal benefit rider is not attached to Your Contract is as follows: If the remaining Contract Value following a Partial Withdrawal is less than Our Minimum Contract Value, as defined in the Contract, We may terminate the Contract and pay the Surrender Value.

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ISSUANCE RULES

If this optional rider is not attached to Your Contract on the Issue Date of the Contract, We reserve the right to make this rider available to You after the Issue Date of the Contract.

If the Rider Effective Date is after the Issue Date of the Contract, the period between the Rider Effective Date and Your next Contract Anniversary will constitute a Contract Year.

If the Rider Effective Date is after the Issue Date of the Contract, all benefits under this rider will be calculated as of the Rider Effective Date and any prior values will be disregarded.

This rider is not available if any Owner or Covered Life is older than the Maximum Rider Issue Age on the Rider Effective Date.

We reserve the right to make this benefit available through a company sponsored conversion program.

RIDER CHARGE

There is an additional charge for this rider. The Rider Charge may increase or decrease each Contract Anniversary beginning with the first Contract Anniversary subject a Maximum Rider Charge stated on the Rider Specifications Page. The charge will be assessed on each Quarterly Contract Anniversary based on the greater of (a) Base Return of Premium or (b) Enhanced Return of Premium. The Rider Charge will be deducted on each Quarterly Contract Anniversary on a prorated basis from the Sub-Account(s). We will notify You in writing of any change in the Rider Charge. You may not decline any increase or decrease in the Rider Charge. Refer to the Revocation/Termination of Death Benefit Section above for an explanation of Your right to terminate this Rider in the event of an increase in Rider Charge.

If the Rider Effective Date is after the Issue Date of the Contract, the period between the rider effective date and the next Contract Anniversary will constitute the first Contract Year. The first Rider Charge will be prorated based on the number of days between the Rider Effective Date and the next Quarterly Contract Anniversary.

If this rider is revoked or terminated on any date other than a Quarterly Contract Anniversary, We will deduct a prorated portion of the Rider Charge from Your Contract Value from the amount otherwise payable as stated in the Revocation/Termination section of this rider. The prorated portion of the Rider Charge is equal to the annual Rider Charge percentage multiplied by the greater of (a) Base Return of Premium or (b) Enhanced Return of Premium prior to the revocation or termination, multiplied by the number of days since the last Quarterly Contract Anniversary, divided by 365, divided by 4.

The Rider Charge will no longer be assessed upon attainment of the Annuity Commencement Date or after the Valuation Day the rider is no longer effective. No Rider Charge will be assessed upon the death of an Owner or Annuitant.

SIGNED FOR FORETHOUGHT LIFE INSURANCE COMPANY

[
    Amy E Blakeway                       Michael A. Reardon
    SECRETARY                            PRESIDENT ]

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